Exhibit 3.02

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION

(Before Payment of Capital or Issuance of Stock)

Michael D. Taylor
Name of Incorporator

Certify that:

1. He constitutes at two-thirds of the original incorporators of SILICON SOUTH, a Nevada Corporation.

2. The original Articles were filed in the Office of the Secretary of State on June 20, 1997.

3. As of the date of this certificate, no stock of the corporation has been issued.

4. They hereby adopt the following amendments to the articles of incorporation of this corporation:

Article FIRST is amended to read as follows:

       FIRST. The name of the corporation is

        SILICON SOUTH, INC.

Article FOURTH is amended to read as follows:

FOURTH. That the voting common stock authorized that may be issued by the corporation is FIFTY MILLION (50,000,000) shares of stock with a par value of .01 and no other class of stock shall be authorized. Said shares with par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

/s/ Signature

State of Nevada ))
) SS.
County of Carson	)

On August 20, 1999, personally appeared before me, a Notary Public, Michael D. Taylor, who acknowledged that they executed the above instrument.

/s/ Deanna K. Kelly
Signature of Notary Public

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
(Before Payment of Capital or Issuance of Stock)

Corporate Advisory Services, Inc. and N/A certify that:

1. They constitute at two-thirds of the original incorporators of California Seasons Franchise Corp., a Nevada Corporation.

2. The original Articles were filed in the Office of the Secretary of State on June 20, 1997.

3. As of the date of this certificate, no stock of the corporation has been issued.

4. They hereby adopt the following amendments to the articles of incorporation of this corporation:

Article FIRST is amended to read as follows:

        FIRST. The name of the corporation is

SILICON SOUTH

Article FOURTH is amended to read as follows:

FOURTH. That the voting common stock authorized that may be issued by the corporation is FIFTY MILLION (50,000,000) shares of stock with a par value of .01 and no other class of stock shall be authorized. Said shares with par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

/s/ Signature

State of Nevada ))
) SS.
County of Carson	)

On September 25, 1998, personally appeared before me, a Notary Public, Michael D. Taylor, who acknowledged that they executed the above instrument.

/s/ Deanna K. Kelly
Signature of Notary